UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2006

TELEVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-11552	94-2383795
(State or Other Jurisdiction of	(Commission File No.)	(IRS. Employer
Incorporation)		Identification No.)

2345 Harris Way, San Jose, California 95131

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 954-8333

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01   Change of Control of Registrant

As a result of the consummation of the First Amended Plan of Reorganization (the “Plan”) of TeleVideo, Inc. (“TeleVideo”) on July 28, 2006, all of the outstanding shares of Common Stock, $0.01 par value, of TeleVideo (the “Common Stock”) have been cancelled and new shares of Common Stock have been issued to Mrs. C. Gemma Hwang, the new sole shareholder of TeleVideo. Under the terms of the Plan, Mrs. Hwang waived any distribution on her secured claim of approximately $2,214,000. In addition, through July 28, 2006 she has contributed an aggregate amount of $600,000 for distribution to TeleVideo’s other creditors under the Plan. Under the terms of the Plan, Mrs. Hwang is obligated to contribute up to an additional $100,000 for distribution to creditors, but she may also be entitled to the return of amounts contributed by her for such purpose to the extent such sums are not necessary for distributions under the terms of the Plan. As disclosed by TeleVideo in connection with the bankruptcy proceeding, Mrs. Hwang, K. Philip Hwang, and Richard Kim are to be elected as directors of TeleVideo and the following individuals are to be elected as officers of TeleVideo: K. Philip Hwang, Chief Executive Officer; Viktor Khan, Chief Operating Officer; and Richard Kim, Treasurer and Secretary.

Item 8.01.   Other Events

On July 31, 2006, TeleVideo issued a press release announcing that the Effective Date had occurred under its First Amended Plan of Reorganization (the “Plan”) and that all of its outstanding capital stock had been cancelled pursuant to the Plan. TeleVideo also announced in the press release that it is filing a Form 15 with the Securities and Exchange Commission to voluntarily deregister its common stock under the Securities Exchange Act of 1934. A copy of that press release is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits

        (d)   Exhibits.

Exhibit Number	Description
99.1	TeleVideo Press Release dated July 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2006	TELEVIDEO, INC.

	By:	/s/ K. Philip Hwang
Name: K. Philip Hwang
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	TeleVideo press release dated July 31, 2006